Exhibit 99.1
MARTIN MIDSTREAM PARTNERS TO ACQUIRE WOODLAWN PIPELINE COMPANY
Martin Midstream Partners L.P. (Nasdaq: MMLP) (the “Partnership” or “MMLP”) announced today that it has signed a definitive agreement to acquire the outstanding stock of Woodlawn Pipeline Company, Inc. (“Woodlawn”), a natural gas gathering and processing company with integrated gathering and processing assets in East Texas. In conjunction with this transaction, MMLP is also acquiring a pipeline (“Pipeline”) that delivers residue gas from the Woodlawn Gas Processing Plant to the Texas Eastern Transmission pipeline system. The combined purchase price for the acquisition is estimated at $32.7 million dollars, with closing expected in May 2007. Upon full integration of the Woodlawn and Pipeline assets, MMLP estimates that this transaction will add an incremental $4 to $5 million in Adjusted EBITDA annually.
The Woodlawn and Pipeline assets include over 30 MMcfd of natural gas processing capacity, 7,000 horsepower of compression, a low pressure gas gathering system with over 200 miles of pipe, a 32 mile condensate gathering pipeline, a saltwater gathering system and a saltwater disposal well. These assets provide low pressure gathering, gas processing, and saltwater disposal services to producers in the Woodlawn, Green Fox, Hallsville NE and Blocker gas fields in Harrison County, East Texas.
Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, MMLP’s general partner, stated “This is another significant step in the overall growth plan for our company and our Natural Gas Services segment, in particular. This tuck-in, accretive acquisition provides us with additional gathering and processing capacity in East Texas, further complementing our existing assets in this region. Upon completion of our Waskom expansion and this acquisition, we will have over 280 MMcfd of processing capacity with over 500 miles of gathering pipelines.”
About Martin Midstream Partners
Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and LPG distribution; marine transportation services for petroleum products and by-products; sulfur gathering, processing and distribution; and fertilizer manufacturing and distribution.
Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com.
Forward-Looking Statements
Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in MMLP’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
MMLP reports its financial results in accordance with generally accepted accounting principles (“GAAP”), but uses from time to time certain non-GAAP financial measures such as EBITDA, Adjusted EBITDA and distributable cash flow because management believes that these measures may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of cash flow after satisfaction of the capital and related requirements of operations. Neither EBITDA, Adjusted EBITDA nor distributable cash flow is a measure of financial performance or liquidity under GAAP and should not be considered in isolation or as an indicator of performance. Furthermore, neither should be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. Use of this information constitutes a non-GAAP financial measure within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein an explanation of how these measures can be reconciled to their most directly comparable GAAP financial measure.
MMLP calculates EBITDA as follows: net income (as reported in its Consolidated Statements of Operations) plus interest expense (as reported in its Consolidated Statements of Operations), plus debt prepayment premiums (as reported in its Consolidated Statements of Operations), less equity in earnings of unconsolidated entities (as reported in its Consolidated Statements of Operations), plus depreciation and amortization expense (as reported in its Consolidated Statements of Operations).
MMLP calculates Adjusted EBITDA as follows: EBITDA (as defined above), plus distribution in-kind from equity investments (as reported in its Consolidated Statements of Cash Flows), plus distributions from unconsolidated entities (as reported in its Consolidated Statements of Cash Flows), plus return of investments from unconsolidated entities (as reported in its Consolidated Statements of Cash Flows), less non-cash mark-to-market on derivatives (as reported in its Consolidated Statements of Cash Flows), less gain on disposition or sale of property, plant and equipment (as reported in its Consolidated Statements of Cash Flows), less gain on involuntary conversion of property, plant and equipment (as reported in its Consolidated Statements of Cash Flows).
Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of MMLP’s general partner, Martin Midstream GP LLC, at (903) 983-6200.